Exhibit 10.3

DIRECTOR STOCK PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

(FOR ANNUAL STOCK OPTION GRANT)

Optionee:

Number of Shares of Common Stock Subject to Option:

Option Price:

Date of Grant:

Exercise Rights Begin:

Dates	Number of Shares Exercisable

Extraordinary Exercise Rights:

Option Term Expires:

1. Option Grant. Tupperware Corporation, a Delaware corporation (“Tupperware”), pursuant to the Tupperware Corporation Director Stock Plan (the “Plan”), a copy of which is attached, hereby grants to the Director as of the Date of Grant an option to purchase from “Tupperware” a number of shares of the common stock of Tupperware, $0.01 par value (“Common Stock”), at the Option Price, all as specifically indicated above. The Option Term shall mean the period which begins on the Date of Grant and ends on the date The Option Term Expires, as set forth above. The option is exercisable in accordance with the terms and conditions of this Agreement and the Plan. The Director shall execute and return this Agreement to Tupperware. If Tupperware determines that any agreement from the Director is appropriate in order to comply with any listing, registration or other legal requirement, the Director shall execute and deliver such agreement to Tupperware. All determinations and interpretations made by Tupperware in connection with any questions arising under this Agreement or the Plan shall be binding and conclusive upon the Director or his or her legal representative.

2. Exercise Period. This option shall become exercisable as set forth above and shall continue to be exercisable, until exercised, during the term which begins on the date the Exercise Rights Begin and ends on the date the Option Term Expires. Exceptions to this general rule shall apply in the event of termination of membership on the Board of Directors of Tupperware, death or a Change of Control, in accordance with the Plan as modified.

3. Exercise Procedure. Options are exercised by delivering a written notice to Tupperware specifying the number of shares to be purchased, and by including payment in full of the Option Price for such shares. Tupperware shall make available to the Director a form that may be used for this purpose. The date of exercise shall be the date on which such notice and payment is received by Tupperware.

4. Payment of the Option Price. Payment of the Option Price for the number of shares to be purchased shall be made (i) in cash (including a check, bank draft, money order, wire transfer, or by cashless exercise (if permitted by law), as defined by Section 9 of the Plan), (ii) by delivery to Tupperware of previously-owned shares of Common Stock having a fair market value at least equal to the Option Price for such shares, or (iii) by any combination of cash and such Common Stock.

5. Delivery of Certificate(s). Upon any exercise of this Option, Tupperware shall deliver the number of shares purchased in certificate form or, if Tupperware so permits, in book entry form. The certificate(s) shall be registered in the name of the Director, or if the Director so requests in writing at the time of exercise, jointly in the name of the Director and another person with rights of survivorship. If the Director dies, the certificate(s) shall be registered in the name of the person entitled to exercise this option in accordance with the Plan as modified.

6. Transferability. In accordance with Section 10 of the Plan, the option may not be assigned, encumbered or transferred. During the lifetime of the Director, the option may be exercised only by the Director. If the Director dies, the option may be transferred in accordance with the Plan as modified.

7. Notices. All notices hereunder to Tupperware shall be delivered or mailed to the Corporate Secretary of Tupperware at the headquarters office. All notices hereunder to the Director shall be delivered personally or mailed to the Director’s address indicated below, unless the Director notifies Tupperware in writing of the change of address.

8. Assumption of Risk. It is expressly understood and agreed that the Director assumes all risks incident to any change hereafter in applicable laws or regulations, or incident to any change in the market value of the Common Stock after the exercise of this option in whole or in part.

9. General. This Agreement has been entered into pursuant to the Plan and is subject to all restrictions, terms and provisions of the Plan, which are incorporated by reference into this Agreement. In the event of any inconsistency between any provision of the Plan and this Agreement, the terms of the Plan shall control.

The parties confirm this Agreement effective as of the Date of Grant and have executed it on     , 20        .

TUPPERWARE CORPORATION:	DIRECTOR:

Signature:
Thomas M. Roehlk Senior Vice President General Counsel and Secretary
Address: